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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Pier 1 Imports, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102
May 15, 2006
Dear Shareholder:
      The Board of Directors and Management cordially invite you to attend Pier 1’s annual meeting of shareholders to be held at 10:00 a.m., local time, on Thursday, June 22, 2006, at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas. The formal notice of the annual meeting of shareholders and proxy statement are attached. Please read them carefully.
      It is important that your shares be voted at the meeting in accordance with your preference. If you do not plan to attend, you may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete the proxy card located in the envelope’s address window by indicating your vote on the issues presented and sign, date and return the proxy card in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.
Sincerely,
Marvin J. Girouard
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT For ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE, DIRECTOR COMPENSATION AND STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATED PARTY TRANSACTIONS
AUDIT COMMITTEE REPORT
PIER 1 STOCK PERFORMANCE GRAPH
PROPOSAL TO APPROVE THE PIER 1 IMPORTS, INC. 2006 STOCK INCENTIVE PLAN
FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
OTHER BUSINESS
YOUR VOTE IS IMPORTANT
I. PURPOSE OF THE PLAN
II. DEFINITIONS
III. EFFECTIVE DATE AND DURATION OF THE PLAN
IV. ADMINISTRATION
V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS
VI. ELIGIBILITY
VII. STOCK OPTIONS
VIII. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
IX. PERFORMANCE AWARDS
X. PHANTOM STOCK AWARDS
XI. DIRECTOR DEFERRED STOCK UNIT AWARDS
XII. RECAPITALIZATION OR REORGANIZATION
XIII. AMENDMENT AND TERMINATION OF THE PLAN
XIV. MISCELLANEOUS

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 22, 2006
       Pier 1’s annual meeting of shareholders will be held on Thursday, June 22, 2006, at 10:00 a.m., local time, at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas for the following purposes:

(1) to elect seven directors to hold office until the next annual meeting of shareholders;

(2) to vote on a proposal to approve the Pier 1 Imports, Inc. 2006 Stock Incentive Plan; and

(3) to transact any other business as may properly come before the annual meeting or any adjournment.
      Only shareholders of record at the close of business on April 24, 2006 will be entitled to vote at the annual meeting. A complete list of shareholders entitled to vote will be available for examination at Pier 1’s offices at 100 Pier 1 Place, Fort Worth, Texas by any shareholder during ordinary business hours for a period of ten days prior to the date of the annual meeting.
      To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the annual meeting. Also, the enclosed proxy card contains instructions on voting by telephone or by Internet instead of executing and returning the proxy card. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting.
By Order of the Board of Directors,
Michael A. Carter
Senior Vice President and General Counsel,
Corporate Secretary
May 15, 2006
Fort Worth, Texas
PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL,
TELEPHONE OR INTERNET WHETHER OR NOT YOU INTEND
TO BE PRESENT AT THE ANNUAL MEETING.

PIER 1 IMPORTS, INC.
100 Pier 1 Place
Fort Worth, Texas 76102

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 22, 2006
      The board of directors of Pier 1 Imports, Inc. is soliciting proxies for the 2006 annual meeting of shareholders. You are receiving this proxy statement because you own shares of Pier 1 common stock that entitle you to vote at the meeting. By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person. Simply complete, sign, date and return the enclosed proxy card in the envelope provided, and your shares will be voted at the meeting in accordance with your instructions. If you sign and return your proxy card with no instructions with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement. The proxy card also contains instructions on voting by telephone or by Internet instead of signing and returning the proxy card. Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote in person.
      If you submit your proxy but later decide to change or revoke the instructions you provided, you may do so at any time before the proxies are voted at the meeting by notifying Pier 1’s corporate secretary in writing at 100 Pier 1 Place, Fort Worth, Texas 76102 that you wish to revoke your proxy, by delivering a subsequent proxy relating to the same shares, or by attending the annual meeting and voting in person. Please note, however, that attendance at the annual meeting will not, in and of itself, result in your proxy being revoked.
      Pier 1 will begin sending this proxy statement and the enclosed proxy card to its shareholders on May 15, 2006.
ELECTION OF DIRECTORS
      The shareholders will elect seven directors at the annual meeting. In order to be elected, a nominee for director must receive the vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting. Those elected will serve on the board until the next annual meeting and until their successors are elected and qualify. The board of directors has nominated each person listed below to stand for election.
      The persons named in your proxy will vote your shares for the election of these nominees unless you withhold authority to vote for any of them. Although Pier 1 does not anticipate that any of the nominees will be unable or unwilling to serve as a director, in the event that is the case, the board may reduce its size or choose a substitute for that nominee. The board of directors recommends that you vote “FOR” each of the following nominees.
Nominees for Directors
MARVIN J. GIROUARD
      Marvin J. Girouard, age 66, has been a director of Pier 1 since August 1988, has served as chairman and chief executive officer since March 1999 and has been a member of the executive committee since December 1998. From June 1998 to February 1999, Mr. Girouard served as Pier 1’s president and chief executive officer and from August 1988 to June 1998, Mr. Girouard served as Pier 1’s president and chief operating officer. From May 1985 until August 1988, he served as senior vice president of merchandising of Pier 1 Imports (U.S.), Inc., one of Pier 1’s wholly owned subsidiaries. He is also a director of Brinker International, Inc.
JAMES M. HOAK, JR.
      James M. Hoak, Jr., age 62, has been a director of Pier 1 since September 1991 and is chairman of the nominating/corporate governance committee, chairman of the audit committee and a member of the executive committee. He has served as chairman of Hoak Media, LLC, a television broadcasting company, since its formation in August 2003. He also has served as chairman and a principal of Hoak Capital Corporation, a private equity investment firm, since September 1991. He served as chairman of Heritage Media Corporation, a broadcasting and marketing services firm, from its inception in August 1987 until its sale in August 1997. From February 1991 to January 1995, he served as chairman and chief executive officer of Crown Media, Inc., a cable television company. He is also a director of Chaparral Steel Company, Da-Lite Screen Company, Inc. and PanAmSat Corporation.
TOM M. THOMAS
      Tom M. Thomas, age 64, has been a director of Pier 1 since September 1998, and is chairman of the executive committee, chairman of the compensation committee and a member of the nominating/corporate governance committee. Mr. Thomas has been a shareholder of Winstead Sechrest & Minick P.C., a law firm, since August 2005. From September 2001 to July 2005, he was a senior partner of Kolodey, Thomas & Blackwood, LLP, a law firm. He was also senior partner of Thomas & Culp, LLP, a law firm, from 1994 to August 2001.
JOHN H. BURGOYNE
      John H. Burgoyne, age 64, has been a director of Pier 1 since February 1999 and is a member of the compensation committee. Mr. Burgoyne has served as president of Burgoyne and Associates, an international consulting firm, since March 1996. From May 1995 to March 1996, Mr. Burgoyne served as the general manager of IBM’s Travel Industry sector for their Asia Pacific Region. Prior to that time, he served as the president and general manager of IBM China Corporation Ltd.
MICHAEL R. FERRARI
      Michael R. Ferrari, age 66, has been a director of Pier 1 since February 1999 and is a member of the audit committee. He has served as senior vice president and managing director of the higher education practice of EFL Associates, an executive search firm, since May 2003. He is also the president of Ferrari and Associates LLC, a higher education consulting firm he established in May 2003. Dr. Ferrari was granted the title of Chancellor Emeritus of Texas Christian University by the university’s board of trustees on June 1, 2003, and served as chancellor of T.C.U. and as professor of management in the M. J. Neeley School of Business at T.C.U. from July 1998 through May 2003. From 1985 to 1998, he served as president of Drake University.
KAREN W. KATZ
      Karen W. Katz, age 49, has been a director of Pier 1 since June 2001 and is a member of the compensation committee and the nominating/corporate governance committee. She has served as president and chief executive officer of Neiman Marcus Stores since December 2002. From May 2000 to December 2002, she served as president and chief executive officer of Neiman Marcus Direct, a division of the Neiman Marcus Group. Prior to that time, she served as executive vice president of stores for Neiman Marcus Stores from February 1998 to May 2000 and senior vice president and director of stores of Neiman Marcus Stores from October 1996 to February 1998.

TERRY E. LONDON
      Terry E. London, age 56, has been a director of Pier 1 since September 2003 and is a member of the audit committee. He established London Partners LLC, a private equity investment firm, in August 2000 after serving as president and chief executive officer of Gaylord Entertainment Company, a specialty lodging and entertainment company, from May 1997 to August 2000. Prior to that time, he served as chief financial and administrative officer of Gaylord Entertainment from November 1991 to April 1997. He also serves as a director of Johnson Outdoors, Inc.
MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,
DIRECTOR COMPENSATION AND STOCK OWNERSHIP
Corporate Governance
      The board of directors believes very strongly that good corporate governance is a prerequisite to achieving business success. In June 2000, the board of directors adopted formal, written corporate governance guidelines, policies and procedures designed to strengthen Pier 1’s corporate governance. In 2003, the board amended those guidelines to meet new requirements of the Securities and Exchange Commission and the New York Stock Exchange. Among other things, the enhanced guidelines contain standards for determining whether a director is independent, a code of business conduct and ethics applicable to all of Pier 1’s directors, officers and employees and updated charters for each of the board’s committees. The nominating/corporate governance committee is responsible for overseeing and reviewing the guidelines at least annually, and recommending any proposed changes to the full board for its approval. The Pier 1 Imports, Inc. Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for the audit, compensation and nominating/corporate governance committees are available on Pier 1’s web site at www.pier1.com under the heading Investor Relations — Corporate Governance.
Director Independence
      It is Pier 1’s policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating/corporate governance committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE. The board will consider and apply all facts and circumstances relating to a director in determining whether that director is independent. The board has determined that six of the seven current members of the board of directors are independent. They are directors Hoak, Thomas, Burgoyne, Ferrari, Katz and London. In considering the independence of Mr. Thomas, the board considered all the relevant facts and circumstances, including Mr. Thomas’ position as a shareholder of a law firm that performs legal services for Pier 1. Among the relevant facts and circumstances considered, it was noted that the fees paid to this law firm in fiscal year 2006 constituted less than 2% of the total fees paid by Pier 1 for legal services during that period; Mr. Thomas performs no legal services for Pier 1; Mr. Thomas is paid a predetermined salary pursuant to an employment agreement with this law firm, and his compensation from this law firm is in no way determined by or contingent upon the amount of legal fees Pier 1 pays to this firm; Mr. Thomas is not an executive officer of this law firm and beneficially owns substantially less than a 10% equity interest in this law firm; and the fees paid by Pier 1 to this law firm during the law firm’s last fiscal year were substantially less than 2% of the law firm’s gross revenues. Based upon these and the other relevant facts and circumstances considered, the board determined that the relationship between Pier 1 and the law firm of which Mr. Thomas is a shareholder is not a material relationship with Pier 1 as contemplated by the NYSE director independence rules and that Mr. Thomas continues to be an independent director under those rules.

Directors Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders
      Pier 1’s board of directors met eight times during fiscal year 2006. Each director attended at least 75% of the total number of board meetings and meetings of the board committee or committees on which he or she served during fiscal year 2006. Although Pier 1 has no formal policy on the matter, all directors are encouraged to attend, and typically have attended, Pier 1’s annual meeting of shareholders. Last year, all directors attended Pier 1’s annual meeting of shareholders except Mrs. Katz who was out of the country.
Fees Paid to Directors
      Each director who was not a Pier 1 employee received the following cash compensation for services to the board during fiscal year 2006:

•	a fee of $33,000;

•	$1,750 for each board meeting attended in person;

•	$1,000 for each board meeting attended by telephone;

•	$750 for each committee meeting attended in person; and

•	$500 for each committee meeting attended by telephone.
      The chairman of the audit committee and chairman of the compensation committee received additional compensation of $12,500 during fiscal 2006. All of Pier 1’s independent directors participate in Pier 1’s Director Deferred Stock Program. That program provides that directors must defer one-half, and may choose to defer up to all, of their cash fees. Deferred fees are matched 50% by Pier 1 into an equivalent value of deferred stock units. Directors receive shares of Pier 1’s common stock in exchange for their deferred stock units when they leave the board. Three directors deferred all of their cash fees last fiscal year, and three directors, Messrs. Burgoyne, London and Ferrari, deferred 50% of their cash fees for all or a part of last fiscal year. On March 23, 2006, the board of directors granted 5,000 deferred stock units to each of Messrs. Thomas and Hoak. The units were awarded in recognition of their efforts and service, in their role as members of the executive committee, in connection with the sale of The Pier Retail Group Limited, a former subsidiary of Pier 1, the convertible senior notes transaction which closed on February 14, 2006, and other matters. The awards were effective on April 3, 2006, and were in lieu of fees for certain executive committee meetings.
      Each non-employee director also receives an annual grant under Pier 1’s 1999 Stock Plan of stock options covering 6,000 shares of common stock which vest immediately. Directors who are Pier 1 employees do not receive any compensation for their board activities.
Board Committees
      There are four standing committees of the board of directors. They are the executive committee, the nominating/corporate governance committee, the audit committee and the compensation committee. A brief description of each committee’s function, the number of meetings held last fiscal year and the names of the directors who are members of the committees follows.
      Executive Committee. The executive committee directs and manages Pier 1’s business and affairs in the intervals between board meetings. In doing so, the committee has all of the powers and authority of the full board in the management of Pier 1’s business, except for powers or authority that may not be delegated to the committee as a matter of law or that are delegated by the board to another committee. The executive committee met on five occasions during the last fiscal year. Executive committee members are directors Thomas (chairman), Girouard and Hoak.
      Nominating/ Corporate Governance Committee. The nominating/corporate governance committee is responsible for considering and making recommendations to the board regarding nominees for election to the board and the membership of the various board committees. The committee is also responsible for establishing and overseeing Pier 1’s corporate governance guidelines. In fulfilling its purpose, the committee established and oversees the Pier 1 Imports, Inc. Corporate Governance Guidelines described earlier in this proxy statement and the Director Nomination Process which is set forth below. The nominating/corporate governance committee met on two occasions during the last fiscal year. Committee members are directors Hoak (chairman), Thomas and Katz.
      Audit Committee. The audit committee provides assistance to the board in overseeing Pier 1’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1’s independent auditors. The committee also reviews Pier 1’s quarterly and year-end financial statements. The audit committee held 11 meetings during the last fiscal year. Audit committee members are directors Hoak (chairman), Ferrari and London. The board of directors has determined that each member of the audit committee is an audit committee financial expert, as defined by the SEC, and has accounting or related financial management expertise within the meaning of NYSE listing standards.
      Compensation Committee. The compensation committee recommends to the board adopting or amending Pier 1’s incentive-based compensation plans and sets compensation for Pier 1’s chief executive officer and executive vice presidents. It also oversees the administration of the incentive plans and other compensation and benefit plans and recommends to the board compensation of Pier 1’s directors and changes in or the establishment of compensation and benefit plans for Pier 1’s employees. The committee held six meetings during the last fiscal year. Compensation committee members are directors Thomas (chairman), Burgoyne and Katz.
Meetings of Independent Directors without Management Present
      To empower Pier 1’s independent directors to serve as a more effective check on management, the independent directors meet at regularly scheduled executive sessions without members of Pier 1’s management present. The independent directors met without management present six times last fiscal year. The chairman of the executive committee presides over these meetings.
Procedures for Communicating with Directors
      The board of directors has established a process by which shareholders can send communications to board members. Shareholders can send written communications to one or more members of Pier 1’s board, addressed to:
[Name of Board Member], Board of Directors
Pier 1 Imports, Inc.
c/o Corporate Secretary
100 Pier 1 Place
Fort Worth, Texas 76102
      In addition, you may communicate with the chairman of the audit committee, compensation committee and nominating/corporate governance committee by sending an email to auditchair@pier1.com, compchair@pier1.com, or corpgovchair@pier1.com, respectively, as well as the independent directors as a group by sending an email to independentdirectors@pier1.com.
      Communications are distributed to the board or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board will not be distributed, including:

•	spam;

•	junkmail and mass mailings;

•	product complaints;

•	product inquiries;

•	new product suggestions;

•	resumes and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.
      In addition, Pier 1 will not distribute unsuitable material to its directors, including material that is unduly hostile, threatening or illegal, although any communication that is filtered out is available to any independent director upon request.
Director Nomination Process

Board Member Qualification Criteria
      The nominating/corporate governance committee has adopted Board Member Qualification Criteria which set forth the attributes and qualifications considered by the committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.
      The committee also believes that the board should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•	financial expertise;

•	general knowledge of the retail industry;

•	information technology experience;

•	international business experience; and

•	CEO, CFO or other senior management experience.

Internal Process for Identifying Candidates
      Members of the nominating/corporate governance committee or other Pier 1 directors or executive officers may, from time to time, identify potential candidates for nomination to Pier 1’s board. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board at the time. As set forth in the committee’s charter, the committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors
      The nominating/corporate governance committee will consider candidates recommended by shareholders for election to Pier 1’s board. A shareholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Nominating/

Corporate Governance Committee, in care of the Corporate Secretary, Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102.
      In order for a candidate proposed by a shareholder to be considered by the committee for inclusion as a board nominee at the 2007 annual meeting of shareholders, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as a Pier 1 director. In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on January 15, 2007. Proposals should be sent via registered, certified or express mail. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors
      Pier 1’s by-laws also permit a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the by-laws. To comply with the advance notice provision of the by-laws, a shareholder who wishes to nominate a director at the 2007 annual meeting must provide Pier 1 written notice no earlier than March 24, 2007 and no later than April 23, 2007. You may contact Pier 1’s corporate secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the 2006 Annual Meeting
      No nominees for election to the board of directors at Pier 1’s 2006 annual meeting of shareholders were submitted by shareholders.
Security Ownership of Management
      The following table indicates the ownership of Pier 1’s common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, as of April 24, 2006:

	Shares		Percent
	Beneficially		of
Name	Owned(1)(2)		Class

John H. Burgoyne	51,437		*

Michael R. Ferrari	49,900		*

Marvin J. Girouard	3,099,413	(3)	3.5%

James M. Hoak, Jr.	164,939		*

Jay R. Jacobs	452,437		*

Karen W. Katz	35,000		*

Terry E. London	17,000		*

Phil E. Schneider	676,789		*

Tom M. Thomas	18,000		*

Charles H. Turner	551,418		*

David A. Walker	534,557		*

E. Mitchell Weatherly	647,238		*

All directors and executive officers as a group	6,317,602		6.9%

(1)	The table includes shares acquired through and held by Pier 1’s Stock Purchase Plan through April 24, 2006. The table also includes shares issuable within 60 days of April 24, 2006 to Mr. Burgoyne (47,000 shares), Mr. Ferrari (47,000 shares), Mr. Girouard (2,161,250 shares),

Mr. Hoak (62,250 shares), Mr. Jacobs (427,500 shares), Mrs. Katz (35,000 shares), Mr. London (17,000 shares), Mr. Schneider (621,000 shares), Mr. Thomas (18,000 shares), Mr. Turner (507,000 shares), Mr. Walker (496,300 shares), Mr. Weatherly (612,000 shares) and to all directors and executive officers as a group (5,052,550 shares), upon the exercise of stock options granted pursuant to Pier 1’s stock option plans.

(2)	Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to his or her shares.

(3)	Includes 938,163 shares owned beneficially with sole voting power only.

*	Represents less than 1% of the outstanding shares of the class.
Security Ownership of Certain Beneficial Owners
      The following table indicates the ownership by each person who is known by Pier 1 as of April 24, 2006 to own beneficially 5% or more of Pier 1’s common stock:

Name and	Shares
Address of	Beneficially		Percent
Beneficial Owner	Owned		of Class

FMR Corp.	13,013,030	(1)	14.99%
82 Devonshire Street
Boston, MA 02109

Royce & Associates, LLC	10,065,200	(2)	11.59%
1414 Avenue of the Americas
New York, NY 10019

Jakup a Dul Jacobsen	8,594,200	(3)	9.9%
Sundaborg 7
Reykjavik, Iceland

Franklin Resources, Inc.	5,572,230	(4)	6.4%
One Franklin Parkway
San Mateo, CA 94403

(1)	The beneficial owner has sole voting power over 562,900 of the shares listed and sole dispositive power over all of the shares listed. This information was obtained from the beneficial owner’s Schedule 13G (Amendment No. 1) filed with the Securities and Exchange Commission on April 10, 2006.

(2)	The beneficial owner has sole voting power and sole dispositive power over all of the shares listed. This information was obtained from the beneficial owner’s Schedule 13G (Amendment No. 2) filed with the Securities and Exchange Commission on January 31, 2006.

(3)	This information was obtained from a Schedule 13D (Amendment No. 1) filed with the Securities and Exchange Commission on March 22, 2006 by Jakup a Dul Jacobsen, Lagerinn ehf and Kaupthing Bank hf. as beneficial owners of the shares listed. The filing indicates that the beneficial owners Jakup a Dul Jacobsen and Lagerinn ehf have shared voting power and shared dispositive power over all the shares listed and Kaupthing Bank has shared voting power and shared dispositive power over 4,251,800 of the shares listed.

(4)	This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. as beneficial owners of the shares listed. The filing indicates that Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. have no sole or shared voting power and no sole or shared dispositive power over any of the shares listed. However, certain subsidiaries of Franklin Resources, Inc. beneficially own all of the shares listed and have the following voting and dispositive power: Franklin Templeton Investments Corp. has sole voting power over 2,161,200 of the shares listed, sole dispositive power over 2,152,450 of the shares listed, and shared dispositive power over 8,750 of the shares listed; Franklin Advisory Services, LLC has sole voting power over 1,587,600 of the shares listed and sole dispositive power over 1,595,100 of the shares listed; Templeton Investment Counsel, LLC has sole voting power and sole dispositive power over 1,480,520 of the shares listed; Franklin Templeton Investment Management Limited has sole voting power and sole dispositive power over 272,420 of the shares listed; and Templeton Global Advisors Limited has sole voting power and sole dispositive power over 62,990 of the shares listed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Pier 1’s directors and executive officers, and persons who own more than 10% of a registered class of Pier 1’s equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of Pier 1’s common stock or other equity securities. Pier 1’s officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Pier 1 with copies of all Section 16(a) forms they file. To Pier 1’s knowledge, all Section 16(a) filing requirements applicable to Pier 1’s officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.
EXECUTIVE COMPENSATION
      The following table sets forth a summary of the compensation with respect to the past three fiscal years for services rendered in all capacities to Pier 1 and its subsidiaries by Pier 1’s chief executive officer and five other most highly compensated executive officers.
Summary Compensation Table

		Annual Compensation			Long-Term Compensation

				Other		Securities	All
Name and	Fiscal			Annual	Restricted Stock	Underlying	Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)	Options (#)	Compensation(3)

Marvin J. Girouard	2006	$1,000,000	$—	$166,126	$—	200,000	$242,829
Chairman and Chief	2005	1,000,000	—	57,239	—	300,000	235,466
Executive Officer	2004	950,000	—	97,633	—	300,000	331,021

Charles H. Turner	2006	365,000	—	27,368	256,500	20,000	36,475
Executive Vice President,	2005	365,000	—	54,290	—	100,000	37,114
Finance, Chief Financial	2004	345,000	—	28,751	—	100,000	32,921
Officer and Treasurer

Jay R. Jacobs	2006	365,000	—	33,998	256,500	20,000	45,072
Executive Vice President,	2005	365,000	—	31,169	—	100,000	43,494
Merchandising	2004	345,000	—	39,247	—	100,000	40,873

E. Mitchell Weatherly	2006	325,000	—	29,293	256,500	20,000	40,979
Executive Vice	2005	280,000	—	47,754	—	100,000	36,014
President, Stores	2004	265,000	—	35,364	—	100,000	31,801

Phil E. Schneider	2006	275,000	—	38,853	256,500	20,000	31,023
Executive Vice	2005	275,000	—	28,613	—	100,000	31,182
President, Marketing	2004	260,000	—	36,420	—	100,000	28,468

David A. Walker	2006	275,000	—	25,669	256,500	20,000	25,271
Executive Vice President,	2005	275,000	—	25,729	—	100,000	25,421
Logistics and Allocations	2004	260,000	—	27,546	—	100,000	25,014

(1)	Includes reimbursements for club dues, automobile expenses, financial planning expenses, medical expenses, granting of cash awards, and tax reimbursements. Except for amounts paid to Messrs. Turner and Weatherly in fiscal year 2005, the total amount of perquisites paid to each named executive officer did not exceed the lesser of $50,000 or 10% of such executive’s salary and bonus for each fiscal year reported. During fiscal year 2005, Pier 1 reimbursed Mr. Turner $10,800 for automobile expenses and $19,998 for medical expenses and Mr. Weatherly $10,800 for automobile expenses and $16,433 for medical expenses.

(2)	Dollar value of restricted stock is computed using the closing market price of the common stock on the date of grant of the restricted stock. Recipients of such restricted stock awards will receive cash dividends paid on such stock. The restricted stock grants for the 2006 fiscal year to Messrs. Turner (18,000 shares), Jacobs (18,000 shares), Weatherly (18,000 shares), Schneider (18,000 shares) and Walker (18,000 shares) will vest 33% on the first anniversary of the date of grant, 33% on the second anniversary of the date of grant and 34% on the third anniversary of the date of grant. The total amount and dollar value of restricted stock held at February 25, 2006, were Mr. Turner 18,000 shares ($189,180), Mr. Jacobs 18,000 shares ($189,180), Mr. Weatherly 18,000 shares ($189,180), Mr. Schneider 18,000 shares ($189,180) and Mr. Walker 18,000 shares ($189,180).

(3)	Includes in fiscal year 2006 Pier 1’s matching contributions accrued under Pier 1’s 401(k) Retirement Plan of $6,300 for Mr. Girouard, $6,300 for Mr. Turner, $6,300 for Mr. Jacobs, $6,560 for Mr. Weatherly, $5,500 for Mr. Schneider and $4,125 for Mr. Walker; matching contributions accrued under Pier 1’s Benefit Restoration Plans of $30,000 for Mr. Girouard, $7,019 for Mr. Turner, $10,950 for Mr. Jacobs, $9,750 for Mr. Weatherly, $8,250 for Mr. Schneider and $8,250 for Mr. Walker; matching contributions accrued under Pier 1’s Stock Purchase Plan of $100,000 for Mr. Girouard, $18,250 for Mr. Turner, $18,250 for Mr. Jacobs, $16,250 for Mr. Weatherly, $8,250 for Mr. Schneider and $6,500 for Mr. Walker; above-market earnings accrued on the Benefit Restoration Plan of $56,587 for Mr. Girouard, $4,906 for Mr. Turner, $9,572 for Mr. Jacobs, $8,419 for Mr. Weatherly, $9,023 for Mr. Schneider and $6,396 for Mr. Walker; and above-market earnings on compensation deferred by Mr. Girouard of $49,942.

Employment Related Contracts, Severance and Change-in-Control Agreements.
      Pier 1 has entered into Post-Employment Consulting Agreements with Messrs. Girouard, Turner, Jacobs, Weatherly, Schneider and Walker. Those agreements provide that if Pier 1 terminates the executive’s employment prior to retirement other than for “cause”, or if the executive terminates his employment with Pier 1 for “good reason”, as defined in the agreements, Pier 1 will retain the executive as a consultant for up to two years, depending on the executive’s number of years of service as an officer, and will pay the executive a monthly consulting fee equal to one-twelfth of his annual base salary immediately prior to his termination. Pier 1 will also pay the executive 50% of his cost for continuing medical and dental insurance coverage. If the executive enters into employment during the consulting period that provides compensation equal to or greater than the amount of the consulting fees, Pier 1 will pay the executive an immediate one-time payment in the amount of 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid prior to reemployment. If the executive enters into employment during the consulting period that provides compensation less than the consulting fees, Pier 1 will reduce the monthly consulting fee by the amount of the monthly compensation for reemployment, and at the end of the consulting period will pay the executive 50% of the difference between the total fees that otherwise would have been payable during the term of the consulting agreement and the aggregate fees actually paid.
      Pier 1 also has two supplemental retirement plans to aid in attracting and retaining key executives. Messrs. Girouard and Weatherly are fully vested in a plan, adopted by Pier 1 in 1986, which provides that upon death, disability, termination of employment within 24 months of a Change of Control, as defined in the plan, of Pier 1 (other than a termination for “cause”, by the participant other than for “good reason” and certain other reasons as defined in the plan), retirement or other termination (commencing no earlier than at retirement age of 65), a participant will receive annual benefits over a period of 15 years (or a discounted lump-sum at the time of retirement in lieu of annual benefits) which, when added to Social Security retirement benefits, generally equal his target percentage of 50% of the average of his highest annual salary and bonus for any three years, increased by 6% per year for 15 years. If a participant has at least 10 years of plan participation and retires at or after age 55 and before age 65, his benefit is reduced by 5% for each year his retirement precedes age 65. If a participant retires after age 65, the percentage of his highest average annual salary and bonus (prior to age 65) used to calculate his benefit is increased above 50% by 5% for each year of service after age 65, to a total not greater than 65%. In addition to the benefits described above, each participant in the plan in the event of termination of employment has the right to participate, during the 15 years after the participant reaches age 65, in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and their dependents. In the event of retirement, including retirement as a result of a Change of Control, with respect to each participant who is actively employed by Pier 1 after December 5, 2002, such participant has the right to participate during his lifetime in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and dependents.
      The following table shows, for various levels of average annual compensation, the computed annual benefit and the alternative lump-sum benefit, payable at age 65, discounted at a rate equal to the lesser of the Pension Benefit Guaranty Corporation interest rate for immediate annuities (PBGC rate) or a 24-month rolling average of the PBGC rate, and less a calculated Social Security retirement benefit.

		Computed
Average Annual	Annual	Lump-Sum
Compensation	Benefit	Benefit

$ 300,000	$206,654	$2,530,627

400,000	284,240	3,480,732

500,000	361,827	4,430,837

600,000	439,413	5,380,943

700,000	517,000	6,331,048

800,000	594,586	7,281,154

1,000,000	749,760	9,181,365

1,200,000	904,933	11,081,575

1,500,000	1,137,692	13,931,891

1,600,000	1,215,279	14,881,997

1,800,000	1,370,452	16,782,208

2,000,000	1,525,625	18,682,418

2,200,000	1,680,798	20,582,629

2,400,000	1,835,971	22,482,840
      The applicable average annual compensation as determined under the plan for Mr. Girouard is $2,312,125 and for Mr. Weatherly is $501,458. All participants in the plan have elected to receive benefits in a lump-sum distribution rather than annual benefits.
      Pier 1 established a trust to hold funds to settle obligations under this plan. The trust assets are consolidated in Pier 1’s financial statements and consist of interest yielding investments aggregating $22,379,000 at February 25, 2006. These investments are restricted and may only be used to satisfy retirement obligations under the plan, which are expected to aggregate approximately $34,912,077 through fiscal year 2016. Contributions to the trust are made at the discretion of the compensation committee.
      Messrs. Turner, Jacobs, Schneider and Walker and one other executive officer participate in a supplemental retirement plan adopted by Pier 1 in 1995, which provides that upon death, disability, retirement (including retirement as a result of a Change of Control, as defined in the plan, of Pier 1 [other than a termination for “cause” by the participant, other than for “good reason” and certain other reasons as defined in the plan]) or other termination (not for “cause” and commencing no earlier than at retirement age of 65), a participant will receive a life annuity based on annual benefits which, when added to Social Security retirement benefits, generally equal a percentage (not to exceed a maximum of 60%) of the participant’s highest average annual salary and bonus (based on a three-year average). If a participant has at least 10 years of plan participation and retires at or after age 55 and before age 65, his benefit is reduced by 5% for each year his retirement precedes age 65. Benefits vest for each participant at the rate of 10% per year of participation in the plan. Further, benefits accrue for each participant at a rate of 5% per year of credited service with Pier 1. The years of participation in the plan are: for Mr. Turner 10 years, for Mr. Jacobs 10 years, for Mr. Schneider 10 years and for Mr. Walker 5 years; and the years of credited service are: for Mr. Turner 15 years, for Mr. Jacobs 29 years, for Mr. Schneider 21 years and for Mr. Walker 37 years. In addition to the benefits described above, each participant in this plan in the event of termination of employment, other than for cause, has the right to participate, during the 15 years after the participant reaches age 65, in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and their dependents. In the event of retirement, including retirement as a result of a Change of Control, with respect to each participant who is actively employed by Pier 1 after December 5, 2002, such participant has the right to participate during his or her lifetime in any major medical and hospitalization insurance coverage made available generally to Pier 1 employees and dependents. Retirement obligations under this plan are expected to aggregate approximately $1,022,417 through fiscal year 2016.
      The following table shows for various levels of average annual compensation the computed annual benefit payable at age 65 including current maximum annual Social Security retirement benefits.

Computed
Average Annual	Annual
Compensation	Benefit(1)

$ 300,000	$180,000

400,000	240,000

500,000	300,000

600,000	360,000

700,000	420,000

800,000	480,000

1,000,000	600,000

1,200,000	720,000

1,500,000	900,000

1,600,000	960,000

1,800,000	1,080,000

2,000,000	1,200,000

(1)	Assuming full vesting and accrual.
      The applicable average annual compensation for Mr. Turner is $681,333, for Mr. Jacobs is $681,333, for Mr. Schneider is $500,583 and for Mr. Walker is $493,833.
      Pier 1’s 1999 Stock Plan provides that options granted to employees under the plan, including the named executive officers, immediately become fully exercisable in the event of a Change of Control, as defined in the plan, unless the board of directors determines otherwise prior to the Change of Control.
Option Grants in the Last Fiscal Year
      The following table sets forth information relating to stock options granted during the fiscal year ended February 25, 2006 to the executive officers named in the Summary Compensation Table.

	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise Price	Expiration	Grant Date
Name	Granted(1)	Fiscal Year	(per share)(2)	Date	Present Value(3)

Marvin J. Girouard	200,000	13.88%	$14.25	07/01/15	$950,000

Charles H. Turner	20,000	1.39	14.25	07/01/15	95,000

Jay R. Jacobs	20,000	1.39	14.25	07/01/15	95,000

E. Mitchell Weatherly	20,000	1.39	14.25	07/01/15	95,000

Phil E. Schneider	20,000	1.39	14.25	07/01/15	95,000

David A. Walker	20,000	1.39	14.25	07/01/15	95,000

(1)	All options were granted on July 1, 2005 and become exercisable in annual installments of 25% on each of the four anniversaries of the date of grant, except that all options become fully exercisable upon retirement, death, disability and certain “change in control” events. The administrative committee of the stock option plan may permit an employee to tender previously owned shares to pay the exercise price of an option and may permit an employee to satisfy his income tax withholding obligations up to the minimum statutory rate by the delivery of previously owned shares or the withholding of shares otherwise issuable upon exercise of the option. Options will terminate at the time of termination of employment if the termination is for “cause” or for resignation without Pier 1’s consent; or the earlier of expiration of the option term or three months after termination in the case of any other termination, one year after death or disability, or three years after retirement.

(2)	Exercise price is equal to the current market value at the date of grant.

(3)	The present value of options on the date of grant was determined using a variation of the Black-Scholes option pricing model. The estimated values under the Black-Scholes option pricing model are based on the following assumptions at the time of grant: an exercise price equal to the fair market value of the underlying common stock; option term of five years; interest rate of 3.84%, which represents the interest rate at such option grant date of U.S. treasury securities having a five-year maturity; an expected dividend yield of 2.2% per year and a projected stock price volatility factor of 40%, which is estimated based on Pier 1’s historical common stock prices. For purposes of determining these option valuations, a term of 5 years was used for the length of the option term rather than the actual ten-year option term. Five years approximates the historical average length of time from grant date to exercise date for all options previously granted by Pier 1. These assumptions were made as of the time of grant and may or may not be valid assumptions at later points in time. The actual value, if any, that an executive may realize from the options will be the excess of the market price of Pier 1’s common stock on the day of exercising the options over the exercise price of the options. The actual value may differ significantly from the value estimated in the table.
Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values
      The following table provides information relating to the exercise of stock options by the executive officers named in the Summary Compensation Table during the last fiscal year, and the number and value of exercisable and unexercisable stock options held by those officers at February 25, 2006.

			Number of
			Securities		Value of Unexercised
			Underlying		In-the-Money
			Unexercised Options		Options
			at Fiscal Year-End		at Fiscal Year-End(2)
	Shares Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Marvin J. Girouard	—	$—	2,161,250	200,000	$2,709,984	$—

Charles H. Turner	—	—	507,000	20,000	173,100	—

Jay R. Jacobs	—	—	427,500	20,000	187,088	—

E. Mitchell Weatherly	—	—	612,000	20,000	524,525	—

Phil E. Schneider	—	—	621,000	20,000	664,975	—

David A. Walker	25,000	188,888	496,300	20,000	366,976	—

(1)	Computed as the difference between the option exercise prices and the market price of the common stock at the date of exercise.

(2)	Computed as the difference between the option exercise prices and $10.51 (the closing price of the common stock at fiscal year-end).

Equity Compensation Plan Information
      The following table sets forth certain information regarding Pier 1’s equity compensation plans as of February 25, 2006.

Number of
	Number of		Securities Remaining
	Securities to		Available for Future
	be Issued Upon	Weighted-Average	Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and	Warrants and	Securities Reflected
Plan Category	Rights(1)	Rights(1)	in the First Column)(2)

Equity compensation plans approved by shareholders	12,738,025	$15.41	555,794

Equity compensation plans not approved by shareholders(3)	N/A	N/A	N/A

Total:	12,738,025	$15.41	555,794

(1)	Pier 1 has not granted warrants or rights applicable to this chart.

(2)	Includes 65,592 shares which may be awarded under the terms of Pier 1’s Management Restricted Stock Plan. Pier 1’s Stock Purchase Plan permits all participants to elect to have up to 10% of their compensation deducted and used to purchase Pier 1 common stock monthly at market values. Pier 1 provides matching contributions of 10% to 50% of each participant’s deduction, depending on the participant’s length of service, except that any participant who received contributions at a rate of 50% or more at the close of business on October 31, 1985 remains at that rate. There is no limit as to the number of shares that can be purchased under the Stock Purchase Plan.

(3)	Pier 1 does not have any equity compensation plans which have not been approved by its shareholders.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      Pier 1’s compensation committee is composed of directors Thomas, Burgoyne and Katz. Each member of the compensation committee is an independent director as defined in the listing standards of the NYSE. The committee oversees Pier 1’s incentive-based compensation plans and makes recommendations to the full board on establishing and amending incentive-based compensation plans and on matters relating to other compensation and benefit plans for Pier 1’s chief executive officer and executive vice presidents. These responsibilities are reflected in the committee’s charter, which is periodically reviewed and revised by the board and the committee. In fulfilling its responsibilities, the committee has the authority to engage an outside consulting firm or firms to assist in its evaluation of compensation. In fiscal year 2006, Pier 1 employed Hewitt Associates to conduct a study of the compensation paid to Pier 1’s chief executive officer and executive vice presidents. The study included comparisons of base pay, annual incentive targets and long-term awards provided for these executives to a peer group of companies. The committee determined that the chief executive officer and executive vice presidents would not receive a base pay increase for fiscal year 2006, except that Mr. Weatherly received an increase in base salary due to his promotion from Executive Vice President, Human Resources to Executive Vice President, Stores.
      Pier 1’s overall philosophy on management compensation is that senior executives’ compensation should be structured in a way that provides strong incentives for long-term success and performance. In addition to base salary, executive compensation may include a bonus, stock options, restricted stock, benefits and perquisites. Pier 1’s incentive programs include both short-term bonus plans to reward annual performance and long-term, stock-based plans to reward increases in shareholder value and to align management’s interests with those of Pier 1’s shareholders. Pier 1’s goal is to have more than half of potential senior executive compensation come from Pier 1’s performance-based compensation plans. As a senior executive’s level of responsibility increases, a greater portion of that executive’s potential compensation comes from performance-based programs, with larger percentages of potential compensation directly related to the price of Pier 1’s common stock.

      When determining senior executives’ compensation, the committee also considers the effect of limitations on deductibility of compensation for federal income tax purposes. Section 162(m) of the Internal Revenue Code generally prohibits public companies like Pier 1 from deducting from corporate income all compensation paid to the chief executive officer or any of the four other most highly compensated officers that exceeds for each officer $1,000,000 during the tax year. Qualifying performance-based compensation paid pursuant to plans approved by shareholders is not subject to this deduction limitation. The committee attempts to preserve the federal tax deductibility of compensation to the extent reasonably practicable when doing so is consistent with the executive compensation objective and goals mentioned above. While the committee is aware of and understands the requirements of Section 162(m), it does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Accordingly, the committee reserves the right to approve elements of compensation for certain officers that are not fully deductible. For fiscal year 2006, the only officer who received compensation that was not fully deductible was Pier 1’s chief executive officer.
      The committee reviews and approves the level of base salary paid to the chief executive officer and the executive vice presidents. Base salary is based primarily upon Pier 1’s competitiveness in the retail industry, Pier 1’s profitability and the individual performance of the executive during that year. In determining Pier 1’s competitiveness, the committee establishes a peer group of companies for comparative purposes. In determining an executive’s compensation, the committee also considers other factors it believes are relevant to the determination, but it does not assign specific weights to the different factors. The committee believes that the base salaries paid to the chief executive officer and executive vice presidents during fiscal year 2006 were both fair and reasonable.
      During the 2006 fiscal year, Pier 1 maintained an annual bonus plan for the chief executive officer and the executive vice presidents. Under that plan, bonus awards are paid if Pier 1 attains certain targeted levels of pretax income. The committee believes that pretax income is an important financial measurement when determining shareholder value. The committee periodically establishes percentages of target incentives to be paid when certain pretax income levels are met. Pretax income levels are established based on percentages of pretax profit during a period of not less than one fiscal quarter nor more than one fiscal year, as determined by the committee. Target incentives are expressed as a percentage of the base salary of participants and are competitive when compared to Pier 1’s peer group.
      The target bonus for the chief executive officer remained at 100% of his base salary for the fiscal year 2006 plan. The target bonuses for the executive vice presidents remained at 75% of base salaries for the period. Pier 1’s committee believes that the targeted levels of pretax income and related target bonuses set for the chief executive officer and executive vice presidents during fiscal year 2006 were both fair and reasonable. The minimum level of pretax income, however, was not achieved in fiscal year 2006; therefore, the chief executive officer and executive vice presidents did not receive bonuses under the plan.
      Pier 1 provides long-term incentives to executives and key employees through the grant of stock options and restricted stock awards. Under Pier 1’s stock option plan, executives and other key employees may be awarded options to purchase Pier 1 stock at a purchase price equal to the fair market value of the stock on the date of grant. Awards under Pier 1’s stock option plans are designed with the intention of both promoting Pier 1’s success and retaining the executive or employee by giving value to the executive or employee only when there is a corresponding increase in value to all shareholders. Under Pier 1’s restricted stock plan, executives may receive restricted stock awards, subject to a length of service restriction. Pier 1’s restricted stock and stock option plans provide an effective retention tool while at the same time establish an incentive that links the interest of executives to that of all shareholders. The committee believes that the stock options and restricted stock awarded to Pier 1’s chief executive officer and executive vice presidents during fiscal year 2006 were both fair and reasonable.
      The committee also believes that the relative amounts of chief executive officer compensation and compensation paid to Pier 1’s other executives demonstrates internal pay equity and is reasonable and consistent with external compensation differences in Pier 1’s peer group and reference labor market.

      In the future, the committee intends to use other incentives such as performance-based restricted stock in conjunction with stock option and time-based restricted stock awards as part of long-term compensation. The grants to executives and key employees are intended to reward them for Pier 1’s performance and provide incentives for the executives and key employees to remain with Pier 1.
      The compensation committee and the board of directors believe that attracting, retaining and motivating Pier 1’s employees, and particularly Pier 1’s senior management, are essential to Pier 1’s performance. The committee will continue to administer and develop Pier 1’s compensation programs in a manner designed to achieve these objectives.

COMPENSATION COMMITTEE

Tom M. Thomas, Chairman
John H. Burgoyne
Karen W. Katz
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION;
CERTAIN RELATED PARTY TRANSACTIONS
      During the fiscal 2006 year, the compensation committee was composed of directors Thomas, Burgoyne and Katz, none of whom is an employee of Pier 1. No member of the committee served on the board of directors of any other company that either employs an executive who is a director of Pier 1 or includes on its board of directors another member of Pier 1’s board.
      Mr. Girouard’s son, Mark Girouard, is employed by Pier 1 Services Company, a Pier 1 subsidiary. He is the Manager of Strategic Analysis in the finance department. In fiscal 2006, he was paid annual compensation less than $100,000. Mark Girouard is not an officer of Pier 1 and did not report directly to Marvin Girouard.
      Tom Thomas, a director of the company, is a shareholder of Winstead Sechrest & Minick P.C., a law firm that Pier 1 retained during the last fiscal year and proposes to retain during the current fiscal year. Mr. Thomas is not an executive officer of this law firm and beneficially owns substantially less than a 10% equity interest in this law firm. The fees paid by Pier 1 to this law firm during the law firm’s last fiscal year were substantially less than 2% of the law firm’s gross revenues.
      On March 20, 2006, Pier 1 sold its subsidiary, The Pier Retail Group Limited, to Palli Limited for approximately $15 million. Palli Limited is a wholly owned subsidiary of Lagerinn ehf, an Iceland corporation owned by Jakup a Dul Jacobsen. Collectively, as of that date, Lagerinn ehf, Mr. Jacobsen and Kaupthing Bank hf beneficially owned approximately 9.9% of Pier 1’s common stock. This information regarding security ownership was obtained from a Schedule 13D filed with the Securities and Exchange Commission on February 6, 2006 by Jakup a Dul Jacobsen, Lagerinn ehf and Kaupthing Bank hf. Except for the ownership of Pier 1’s common stock, Mr. Jacobsen, Lagerinn ehf and Kaupthing Bank are not otherwise affiliated with Pier 1.
AUDIT COMMITTEE REPORT
      Each member of the audit committee is an independent director, as defined in the listing standards of the NYSE. In accordance with the committee’s written charter, the committee assists the board in overseeing the quality and integrity of Pier 1’s accounting, auditing and financial reporting practices. In performing its oversight function, the committee reviewed and discussed Pier 1’s audited consolidated financial statements as of and for the fiscal year ended February 25, 2006 with management and Pier 1’s independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The committee also discussed with Pier 1’s independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements.
      The committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Pier 1 that might affect the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The committee also discussed with the auditors any relationships that may have an impact on their objectivity and independence and satisfied ourselves that the auditors are independent. The committee also considered whether the provision of non-audit services by Ernst & Young LLP, Pier 1’s independent auditors for fiscal 2006, to Pier 1 is compatible with maintaining Ernst & Young LLP’s independence.
      Based on the above-mentioned review and discussions with management and the independent auditors, the committee recommended to the board of directors that Pier 1’s audited consolidated financial statements be included in Pier 1’s Annual Report on Form 10-K for the fiscal year ended February 25, 2006, for filing with the SEC.

AUDIT COMMITTEE

James M. Hoak, Jr., Chairman
Michael R. Ferrari
Terry E. London
PIER 1 STOCK PERFORMANCE GRAPH
      The following graph compares the five-year cumulative total shareholder return for Pier 1 common stock against the Standard & Poor’s 500 Stock Index and the Dow Jones Industrial Average. The annual changes for the five-year period shown on the graph are based on the assumption, as required by SEC rules, that $100 had been invested in Pier 1 stock and in each index on March 3, 2001 and that all quarterly dividends were reinvested at the average of the closing stock prices at the beginning and end of the quarter. The total cumulative dollar returns shown on the graph represent the value that such investments would have had on February 25, 2006.

	3/3/2001	3/2/2002	3/1/2003	2/28/2004	2/26/2005	2/25/2006

Pier 1 Imports, Inc.	100.00	163.95	130.92	194.64	153.42	92.23

S&P 500 Index	100.00	92.97	70.29	97.36	104.82	113.65

S&P Retail Stores Composite Index	100.00	120.31	85.79	133.13	146.52	155.27

PROPOSAL TO APPROVE THE PIER 1 IMPORTS, INC. 2006 STOCK INCENTIVE PLAN
      The board of directors on March 23, 2006 unanimously approved the adoption of the Pier 1 Imports, Inc. 2006 Stock Incentive Plan and unanimously recommends that the Pier 1 shareholders vote “FOR” approval of the adoption of the plan. If a proxy card is signed and returned but no direction is made, the proxy card will be voted “FOR” its adoption. The affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the proposed plan.
General
      The purpose of the plan is to promote the interests of Pier 1 and its shareholders by encouraging employees of Pier 1 and its non-employee directors to acquire or increase their equity interest in Pier 1, and to relate compensation to performance goals of Pier 1, thereby giving them an added incentive to work towards the continued growth and success of Pier 1. The board of directors also contemplates that through the plan, Pier 1 will be better able to compete for the services of personnel needed for growth and success. However, nothing in the plan will operate or be construed to prevent Pier 1 from granting awards outside of such plan. In the opinion of Pier 1, the plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
      The full text of the plan is set forth in Appendix A to this proxy statement. Certain features of the plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the plan.
Types of Awards
      The plan permits the granting of the following types of awards to employees and directors: stock options to purchase shares of common stock, which may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, or options that do not constitute incentive stock options; restricted stock awards; restricted stock unit awards; performance awards; and phantom stock awards, as summarized below. The plan also provides for granting deferred stock units to directors who are not employees of Pier 1.
Effective Date and Duration of the Plan
      The plan was adopted by the board of directors effective March 23, 2006, subject to approval by Pier 1’s shareholders. No awards will be granted under the plan prior to approval of the plan by Pier 1’s shareholders. Except with respect to awards then outstanding, if not sooner terminated, the plan will terminate on March 23, 2016, and no further awards may be granted after such date.
Administration
      The plan will be administered by a committee appointed by the board of directors, or any duly appointed subcommittee of such committee and shall be comprised solely of two or more outside directors within the meaning of the term “outside directors” as used in Section 162(m) of the Internal Revenue Code of 1986, and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Subject to the terms and conditions of the plan, the committee has authority to determine which employees or directors receive awards under the plan and when, to determine the type and terms of an award and to determine the number of shares to be issued pursuant to such awards (within the limits of the plan), to interpret the plan and all awards and to administer the plan. Such committee, in its sole discretion, may delegate any or all of its power and duties under the plan to the chief executive officer or to an officer or a group of officers of Pier 1, subject to such limitations on such delegated powers and duties as such committee may impose; provided, however, that the committee may not delegate its powers if such delegation would result or potentially result in an award which is intended to qualify as performance-based compensation for purposes of Section 162(m) failing to so qualify.
Shares Subject to the Plan
      The aggregate number of shares of common stock that may be issued under the plan will not exceed 1,500,000 shares plus the number of shares (not to exceed 560,794) which remained available for grant under the Pier 1 1999 Stock Plan and the Pier 1 Management Restricted Stock Plan, increased by the number of shares (not to exceed 11,186,150) subject to outstanding awards under the Pier 1 1999 Stock Plan and the Pier 1 Management Restricted Stock Plan that cease for any reason to be subject to such awards, subject to adjustment in the event of stock splits and certain other corporate events. The aggregate maximum number of shares of common stock that may be issued under the plan through incentive stock options will not exceed 2,060,794 shares. The maximum number of shares of common stock that may be subject to awards denominated in shares of common stock granted to any one individual during any calendar year may not exceed 375,000 shares and the maximum amount of compensation that may be paid under all performance awards denominated in cash (including the fair market value of any shares paid in satisfaction of such performance awards) granted to any one individual during any calendar year may not exceed $3 million. To the extent that an award lapses or the rights of its holder terminate, any shares subject to such award will again be available for the grant of an award under the plan. Such shares of common stock may be authorized but unissued shares or reacquired shares.
Eligibility for Participation
      Incentive stock options may be granted only to individuals who are employees (whether or not they are directors) of Pier 1 or any parent of subsidiary corporation (within the meaning of Section 424 of the Internal Revenue Code of 1986) of Pier 1 and directors deferred stock unit awards may only be granted to Pier 1 directors who are not employees of Pier 1. All other awards may be granted to either employees or non-employee directors of Pier 1.
Stock Options
      The committee has the authority to grant options that will be evidenced by an option agreement in such form as the committee may from time to time approve subject to the terms of the plan. The committee also has the authority to determine whether options granted to employees will be incentive stock options or nonqualified options. The committee may, with the consent of the person or persons entitled to exercise an option, amend an option, except that no such amendment shall reduce the exercise price of any option. The committee may at any time or from time to time, in its discretion, accelerate the time or times at which such option may be exercised to any earlier time or times.
      The price at which shares of common stock may be purchased upon the exercise of an option shall be determined by the committee but such purchase price shall not be less than the fair market value per share of common stock at the time of the grant based on its closing price reported by the NYSE on the date such option is granted. The plan expressly prohibits the repricing of options without approval of the shareholders of Pier 1 except in the event of adjustments for stock splits and other corporate events.
      No option may be exercised ten years after the date of the grant.
Restricted Stock and Restricted Stock Unit Awards
      The plan authorizes the committee to grant awards in the form of restricted shares of Pier 1 common stock and restricted stock units. Such awards shall be subject to an obligation to forfeit the units and forfeit and surrender the shares to Pier 1 based upon forfeiture restrictions. The forfeiture restrictions for an award will be determined by the committee, and the committee may provide that such restrictions lapse upon attainment of one or more performance measures, continued employment or service for a specified time, the occurrence of any event or the satisfaction of any other condition specified by the committee, or a combination of any of the foregoing. In no event will such restrictions lapse in full prior to a one-year period following the grant in the case of restrictions that lapse upon the attainment of performance measures or a three-year period from the date of grant in the case of restrictions which lapse upon other than the attainment of performance measures. At the time an award is made, Pier 1 and the participant will enter into an agreement setting forth the matters contemplated by the plan and such other matters as the committee may determine to be appropriate.
Performance Awards
      The committee may grant performance awards that may be paid in shares of common stock, cash or a combination of both. All employees and directors are eligible to receive performance awards. The committee shall establish the number of shares subject to or the maximum cash value of the performance award, as applicable, and the performance period over which the performance applicable to the award shall be measured and the performance measures which constitute the business criteria on which the performance goal for a performance award is based. The performance measures established by the committee for a performance award shall be based upon (1) the fair market value of common stock, (2) Pier 1’s earnings per share, (3) Pier 1’s or an affiliate’s market share, (4) the market share of a business unit of Pier 1 designated by the committee, (5) Pier 1’s or an affiliate’s sales, (6) the sales of a business unit of Pier 1 designated by the committee, (7) the net income (before or after taxes) of Pier 1, an affiliate or any business unit of Pier 1 designated by the committee, (8) the cash flow or return on investment of Pier 1, an affiliate or any business unit of Pier 1 designated by the committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of Pier 1, an affiliate or any business unit of Pier 1 designated by the committee, (10) the economic value added, (11) the return on capital, assets or stockholders’ equity achieved by Pier 1 or an affiliate, or (12) the total shareholders’ return achieved by Pier 1. In the case of a performance award which is intended to be performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, the performance measures will be established either prior to the beginning of the award’s performance period or within the first 90 days of such performance period provided that the outcome of the performance measures being established is then substantially uncertain. In no event shall a performance award vest prior to the expiration of a one-year period following the grant thereof. At the time an award is made, Pier 1 and the participant will enter into an agreement setting forth the matters contemplated by the plan and such other matters as the committee may determine to be appropriate.
Phantom Stock Awards
      The committee may grant phantom stock awards, which are rights to receive shares of common stock (or cash equal to the fair market value of a specified number of shares of common stock), or rights to receive an amount equal to any appreciation in the fair market value of common stock over a specified period of time, which vest over a period of time as established by the committee, without satisfaction of any performance criteria or objectives. A phantom stock award may include a stock appreciation right that is granted independently of an option or a stock appreciation right that is granted in tandem with an option. Any phantom stock award which is a stock appreciation right will have a maximum term of ten years and shall represent an award that measures appreciation only with reference to appreciation over the fair market value of the stock which is subject to the award as of the date of its grant. At the time an award is made, Pier 1 and the participant will enter into an agreement setting forth the matters contemplated by the plan and such other matters as the committee may determine to be appropriate.
Director Deferred Stock Unit Awards
      The plan provides for participation by non-employee directors in a deferred stock program. Each non-employee director (other than certain directors who made irrevocable elections in 1999 not to participate) must mandatorily defer 50% of all of their cash fees into a deferred stock account maintained by Pier 1. Such directors may elect to defer all or any portion of the remaining 50% of their cash fees provided that such deferral election for a taxable year is made prior to the beginning of such taxable year. All deferrals will be credited as deferred stock units. The number of deferred stock units issued is based on 150% of the amount of cash fees deferred and the fair market value of Pier 1’s common stock on the date of crediting the deferred fee. When a board member’s position as a director terminates, the deferred stock units are exchanged into common stock and delivered to the departing director. Under the plan, deferred stock units are credited with dividends paid on Pier 1’s common stock.
Amendment and Termination of the Plan
      The board of directors may terminate the plan at any time with respect to any shares of common stock for which awards have not been granted. The board of directors shall have the right to alter or amend the plan or any part thereof from time to time; provided that no change in the plan may be made that would impair the rights of a participant with respect to an award previously granted without the consent of the participant, and provided, further, that the board of directors may not, without approval of the shareholders, increase the maximum aggregate number of shares that may be issued, increase the maximum number of shares that may be issued through incentive stock options, change the class of individuals eligible to receive awards, or amend or delete the provisions of the plan which contain restrictions on re-pricing of options.
FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
In General
      The plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.
      The following summary is based on the applicable provisions of the Internal Revenue Code of 1986, as amended, as currently in effect and the income tax regulations and proposed income tax regulations thereunder.
Status of Option
      Options granted under the plan may be either incentive stock options or nonqualified options. Under certain circumstances, an incentive stock option may be treated as a nonqualified option. The tax consequences both to the optionee and to Pier 1 differ depending on whether an option is an incentive stock option or a nonqualified option.
Nonqualified Options
      No federal income tax is imposed on the optionee upon the grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will be treated as receiving compensation which is taxable as ordinary income in the year of exercise. The amount recognized as ordinary income upon such exercise is the excess of the fair market value of the shares of common stock at the time of exercise over the exercise price paid for such common stock. At the time common stock received upon exercise of a nonqualified option is disposed of, any difference between the fair market value of the shares of common stock at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. The gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain, depending on the holding period of the shares of common stock. Any loss realized upon such a disposition will be treated as a long-term or short-term capital loss, depending on the holding period of the shares of common stock.
      Upon the optionee’s exercise of a nonqualified option, and subject to the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, as discussed below, Pier 1 may claim a deduction for the compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee, assuming Pier 1 satisfies the federal income tax reporting requirements with respect to such compensation. Pier 1 is not entitled to any tax deduction in connection with a subsequent disposition by the optionee of the shares of common stock.

      If the shares of common stock received upon the exercise of a nonqualified option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and Pier 1’s tax deduction (assuming federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The insider trading restriction imposed on officers, directors and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934 is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified option.
Incentive Stock Options
      No federal income tax is imposed on the optionee upon the grant of an incentive stock option. The optionee would recognize no taxable income upon exercise of an incentive stock option if the optionee (a) does not dispose of the shares of common stock acquired pursuant to the exercise of an incentive stock option within two years from the date the option was granted or within one year after the shares of common stock were transferred to the optionee (the “Holding Period”) and (b) is an employee of either (i) the company granting the option, (ii) a subsidiary of such corporation or (iii) a corporation which has assumed such option of another corporation as a result of a corporate reorganization, merger or similar transaction. Such employment must continue for the entire time from the date the option was granted until three months before the date of exercise, or 12 months before the date of exercise if employment ceases due to permanent and total disability. If common stock received upon exercise of an incentive stock option is disposed of after completion of the Holding Period, any difference between the exercise price paid for such common stock and the amount realized on the disposition would be treated as a capital gain or loss. The gain, if any, realized upon such a disposition will be treated as a long-term capital gain. Any loss realized upon such a disposition will be treated as a long-term capital loss. Pier 1 would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares of common stock so acquired.
      If, however, an optionee disposes of shares of common stock acquired pursuant to exercise of an incentive stock option before the Holding Period has expired (a “Disqualifying Disposition”), the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, subject to the application of Section 162(m) of the Internal Revenue Code of 1986, as amended, as discussed below, Pier 1 may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as being received by the optionee. The amount treated as compensation is the lesser of (i) the excess of the fair market value of the common stock at the time of exercise over the exercise price or (ii) the excess of the amount realized on disposition over the exercise price. The balance of the gain, if any, realized upon such a disposition will be treated as long-term or short-term capital gain depending on the holding period. If the amount realized at the time of the disposition is less than the exercise price, the optionee will not be required to treat any amount as ordinary income, provided that the disposition is of a type that would give rise to a recognizable loss. In such event, the loss will be treated as a long-term or sort-term capital loss depending upon the holding period. A disposition generally includes a sale, exchange or gift, but does not include certain other transfers, such as by reason of death or a pledge or exchange of shares described in Section 424(c) of the Internal Revenue Code of 1986, as amended.
Restricted Stock and Restricted Stock Unit Awards
      An employee who has been granted restricted stock or restricted stock units will not realize taxable income at the time of grant, and Pier 1 will not be entitled to a deduction at that time, assuming that the forfeiture restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon lapse of the forfeiture restrictions (i.e., as shares or units become vested), the employee will realize ordinary income in an amount equal to the fair market value of the shares or units at such time, and subject to Section 162(m) of the Internal Revenue Code, Pier 1 will be entitled to a corresponding deduction. Dividends on restricted stock paid to an employee during the forfeiture restriction period will also be compensation income to the employee and deductible as such by Pier 1. An employee who has been awarded restricted stock may elect to be taxed at the time of grant of the restricted stock award on the market value of the shares subject to the award, in which case (i) subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, as discussed below, Pier 1 will be entitled to a deduction at the same time and in the same amount, (ii) dividends paid to the employee during the forfeiture restriction period will be taxable as dividends to him and not deductible by Pier 1, and (iii) there will be no further federal income tax consequences when the forfeiture restrictions lapse. An employee who has been awarded restricted stock units may not elect to be taxed at the time of the grant of the restricted stock unit award.
Performance Awards
      An employee who has been granted a performance share award will not realize taxable income at the time of the grant and Pier 1 will not be entitled to a tax deduction at that time. The employee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered in payment of the award. At that time, Pier 1 will have a corresponding tax deduction which may or may not be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, as discussed below, depending upon whether the award was intended to qualify as and did, in fact, qualify as performance-based compensation for purposes of such Internal Revenue Code section.
Stock Appreciation Rights and Phantom Stock
      The amount received upon exercise of a stock appreciation right or upon receipt of cash or stock pursuant to an award of phantom stock is included in taxable income at the time the cash or stock is received. In the case of receipt of stock the amount included in income is fair market value of the stock received. Subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, as discussed below, Pier 1 will be entitled to a deduction at the same time and in the same amount as the income recognized by the plan participant.
Director Deferred Stock Units
      The portion of a director’s cash fee which is automatically and mandatorily deferred will not be includible in taxable income when earned and Pier 1 will not be entitled to a deduction with respect to the deferred director’s fees at that time. Provided that a director’s cash fee deferral election is made prior to the beginning of the taxable year in which the director’s services for which the fees will be earned are performed and provided further that such deferral election is irrevocable, the director’s fees deferred by a director on an elective basis will not be includible in taxable income when earned and Pier 1 will not be entitled to a deduction with respect to such fees at that time. The crediting of director deferred stock units with respect to deferred director’s fees will not result in taxable income to the director when credited and Pier 1 will not be entitled to a deduction at that time. The crediting of dividend amounts as additional director deferred stock units will not result in taxable income to a director when credited and Pier 1 will not be entitled to a deduction at that time. At the time that deferred stock units are exchanged into shares which are delivered to a director, the director will recognize taxable income in an amount equal to the value of the shares delivered and Pier 1 will be entitled to a deduction at that time.
Withholding for Taxes
      No issuance of common stock under the plan may be made until arrangements satisfactory to Pier 1 have been made for the withholding of taxes. As to awards that are payable in shares of common stock, to the extent provided in the award agreement, a participant may direct Pier 1 to withhold a number of shares of common stock from such award having an aggregate fair market value equal to the amount of any tax required to be withheld with respect to such award.

Additional Tax Consequences
      Under Section 4999 of the Internal Revenue Code of 1986, as amended, golden parachute provisions may apply sanctions with respect to a participant who receives certain payments or benefits in the nature of compensation contingent on the change of ownership or effective control of Pier 1. These include imposition of a golden parachute penalty tax upon the recipient of such compensation and non-deductibility of such compensation by Pier 1, in each case to the extent that it constitutes an “excess” golden parachute payment. Certain of the actions which the plan empowers the committee to take with respect to awards upon the occurrence of a corporate change affecting Pier 1 (such as acceleration of vesting or effecting of payments, distributions or issuance of stock) may be subject to these golden parachute sanction provisions. The plan does not prohibit the committee from including in the agreement pursuant to which an award under the plan is granted a provision which obligates Pier 1 to pay a participant who may receive a benefit which is subject to the golden parachute penalty tax (generally, an officer or highly compensated employee) a gross-up payment from Pier 1 so that the amount of the “net” benefit received by such participant will equal the amount that would have been received in the absence of applicability of the golden parachute sanction penalty tax. Section 280G of the Internal Revenue Code of 1986, as amended, disallows a deduction to Pier 1 for amounts subject to the golden parachute penalty tax under Section 4999.
      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a $1 million cap on the deductible compensation that may be paid to certain executives of publicly traded corporations. Amounts that qualify as “performance-based” compensation under Section 162(m)(4)(C) are exempt from the cap and do not count toward the $1 million limit. Generally, options granted with an exercise price at least equal to the fair market value of the stock on the date of the grant will qualify as performance-based compensation. Other awards may or may not so qualify, depending on their terms.
OTHER BUSINESS
      Pier 1 does not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.
Relationship with Independent Auditors
      Pursuant to its charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of Pier 1’s independent auditors. The audit committee plans to select auditors for the 2007 fiscal year at a committee meeting which will precede the annual meeting.
      The audit committee appointed Ernst & Young LLP as Pier 1’s auditors for fiscal year 2006. A representative of Ernst & Young LLP is expected to be present at the annual meeting and will be given the opportunity to make a statement if he or she so desires and to respond to appropriate questions from shareholders.
Independent Auditor Fees
      The following table presents fees incurred for professional services rendered by Ernst & Young LLP, Pier 1’s independent auditors, for fiscal years ended February 25, 2006 and February 26, 2005.

	February 25, 2006	February 26, 2005

Audit Fees(1)	$1,269,396	$1,035,535

Audit-Related Fees(2)	51,227	54,100

Tax Fees(3)	229,468	187,000

Total Fees	$1,550,091	$1,276,635

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, reviews of Pier 1’s quarterly reports on Form 10-Q and the auditor’s report on Pier 1’s internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees for services related to employee benefit plan audit and agreed-upon procedures related to the securitization of Pier 1’s proprietary credit card receivables.

(3)	Includes fees for services related to tax compliance, tax advice and tax planning.
Pre-approval of Nonaudit Fees
      The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit, audit related and tax services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services up to $50,000 per engagement provided that the chairman reports any pre-approval decisions to the committee at its next scheduled meeting.
Shareholder Proposals for 2007 Annual Meeting
      To be included in the proxy statement relating to the 2007 annual meeting of shareholders, shareholder proposals must be received by Pier 1’s corporate secretary no later than 5:00 p.m., local time, January 15, 2007.
      In order to bring a matter before the 2007 annual meeting of shareholders that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of Pier 1’s by-laws. Pier 1’s by-laws require that it receive notice of the matter no earlier than March 24, 2007, and no later than April 23, 2007. You may contact Pier 1’s corporate secretary to find out what specific information regarding the matter must be included with the advance notice.
Proxy Solicitation
      Pier 1 has hired Mellon Investor Services, LLC to assist it in soliciting proxies. Pier 1 will pay all costs associated with the solicitation, including Mellon’s fees, which it expects to be $7,500 or less, and all mailing and delivery expenses. In addition to solicitations by mail, Pier 1’s officers and employees may solicit proxies personally and by telephone or other means, for which they will receive no compensation beyond their normal compensation. Pier 1 may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and it will reimburse them for their reasonable out-of-pocket and clerical expenses.
Voting Securities
      Shareholders of record on April 24, 2006 will be entitled to vote at the meeting. On that date, 87,083,398 shares of Pier 1’s common stock were outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder to one vote on each matter voted on at the meeting. An abstention, if allowed for a proposal, will not be counted as voting for a matter, and, therefore, will have the same effect as a vote against the matter. Unless otherwise stated herein or on the proxy card, broker non-votes will not be counted as a vote either for or against the matter.

Voting by Plan Administrator
      The enclosed proxy card also covers shares of Pier 1 common stock held for participants in Pier 1’s Stock Purchase Plan and will serve as voting instructions for the plan administrator.
Quorum
      Shareholders representing a majority of the shares of Pier 1’s common stock outstanding as of April 24, 2006 must be present at the annual meeting in order to conduct business at the meeting.
YOUR VOTE IS IMPORTANT
      You are encouraged to let us know your preference by completing and returning the enclosed proxy card or by voting by telephone or the Internet.
Michael A. Carter
Senior Vice President and General Counsel,
Corporate Secretary
May 15, 2006

APPENDIX A
PIER 1 IMPORTS, INC.
2006 STOCK INCENTIVE PLAN
I.     PURPOSE OF THE PLAN
      The purpose of the PIER 1 IMPORTS, INC. 2006 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which PIER 1 IMPORTS, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee or Director as provided herein. The Plan also provides for granting Director Deferred Stock Units to Directors who are not employees of the Company.
II.     DEFINITIONS
      The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

(b) “Award” means, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Phantom Stock Award or Director Deferred Stock Unit Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(e) “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(f) “Common Stock” means the common stock, par value $1.00 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(g) “Company” means Pier 1 Imports, Inc., a Delaware corporation.

(h) “Corporate Change” shall mean any of the following events: (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than fifty percent (50%) of the total combined voting power for election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; (ii) the acquisition or holding of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing in the aggregate thirty percent (30%) or more of the total combined voting power of the Company’s then issued and outstanding voting securities by any person, entity or group of associated persons or entities acting in concert, other than any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding such securities for or pursuant to the terms of any such plan; (iii) the election of members of the Board at a meeting of stockholders or by written consent, the majority of which were not nominated by the Board; (iv) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly owned subsidiary of the Company; or (v) the approval by the stockholders of the Company of any plan or proposal for the liquidation of the Company or of its subsidiaries (other than into the Company).

(i) “Director” means an individual who is a member of the Board.

(j) “Director Compensation Payment” means a payment to a Director of a Director’s retainer fee or a Director’s meeting fee.

(k) “Director Deferred Stock Unit Award” means an Award of deferred stock units granted under Paragraph XI of the Plan.

(l) “Effective Date” means the date of the Plan’s adoption by the Board.

(m) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any specified date, the fair market value of the Common Stock as determined by the Committee based upon its closing sale price reported by the New York Stock Exchange on that date.

(p) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(q) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and options that do not constitute Incentive Stock Options to purchase Common Stock.

(r) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(s) “Participant” means an employee or Director who has been granted an award.

(t) “Performance Award” means an Award granted under Paragraph IX of the Plan.

(u) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(v) “Performance Measures” means performance measures established by the Committee that are based on (1) the Fair Market Value of Common Stock, (2) the Company’s earnings per share, (3) the Company’s or an Affiliate’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s or an Affiliate’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company, an Affiliate or any business unit of the Company designated by the Committee, (8) the cash flow or return on investment of the Company, an Affiliate or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company, an Affiliate or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on capital, assets or stockholders’ equity achieved by the Company or an Affiliate, or (12) the total stockholders’ return achieved by the Company. Performance Measures established for an Award may thereafter be subject to adjustment for specified significant extraordinary items or events, including but not limited to (1) asset write-downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (6) acquisitions or divestitures; and (7) foreign exchange gains and losses. To the extent any such adjustment is to be effected with respect to an Award, it shall be prescribed in a form that meets the requirements of section 162(m) of the Code for deductibility if the Committee, in its sole discretion, determines that loss of deductibility is a significant exposure for the Company. The Performance Measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof.

(w) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(x) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(y) “Plan” means the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, as amended from time to time.

(z) “Prior Plans” means the Pier 1 Imports, Inc. 1999 Stock Plan and the Pier 1 Imports, Inc. Management Restricted Stock Plan.

(aa) “Restricted Stock Award” means an Award of restricted stock granted under Paragraph VIII of the Plan.

(bb) “Restricted Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(cc) “Restricted Stock Unit Award” means an Award of restricted stock units granted under Paragraph VIII of the Plan.

(dd) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Unit Award.

(ee) “Rule 16b-3” means SEC Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(ff) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

III.     EFFECTIVE DATE AND DURATION OF THE PLAN
      The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve (12) months thereafter. Notwithstanding any provision in the Plan, no Option shall be granted, no Restricted Stock Award shall be granted, no Restricted Stock Unit Award shall be granted, no Director Deferred Stock Unit Award shall be granted and no Performance Award or Phantom Stock Award shall be granted prior to such stockholder approval. No further Awards may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards and all Restricted Stock Unit Awards granted under the Plan have vested or been forfeited, all Performance Awards and Phantom Stock Awards have been satisfied, expired, or forfeited and all Director Deferred Stock Unit Awards have been satisfied.
IV.     ADMINISTRATION
      (a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board or any duly appointed subcommittee of the Committee, that shall be comprised solely of two (2) or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).
      (b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option, Restricted Stock Award or Restricted Stock Unit Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.
      (c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.
      (d) Delegation of Powers. The Committee may from time to time and in its sole discretion delegate any and all of its powers to the Chief Executive Officer of the Company or to an officer or a group of officers of the Company; provided, however, that the Committee shall not delegate any powers or responsibilities if such delegation would result or potentially result in an Award which is intended to qualify as performance-based compensation for purposes of section 162(m) of the Code failing to qualify as such performance-based compensation. The powers of delegation pursuant to this paragraph include but are not limited to the Committee’s powers to administer the Plan, to interpret provisions of the Plan and to grant Awards under the Plan, insofar as such administration, interpretation and power to grant Awards relates to any person who is not subject to Section 16 of the Exchange Act (including any successor section to the same or similar effect). The Committee may revoke any delegation of its powers at any time and may put any conditions or restrictions on any powers which it has delegated as it determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and a person or group of persons to whom powers of determination or interpretation have been delegated by the Committee, the determination or interpretation, as applicable, of the Committee shall be conclusive.
V.     SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS
      (a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII(b), the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed (i) 1,500,000 shares plus (ii) the number of shares of Common Stock (not to exceed 560,794) which remained available for grant under the Prior Plans as of the Effective Date increased by the number of shares of Common Stock (not to exceed 11,186,150 shares) subject to outstanding awards, as of the Effective Date, under the Prior Plans that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares of Common Stock). The aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options shall not exceed 2,060,794 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually granted pursuant to an Award; provided, however, that the Committee shall not grant any Award which potentially will result in the issuance of shares of Common Stock if such issuance would cause the Plan to exceed the limits described in the preceding two sentences if all Options then outstanding were exercised in full by participants. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 375,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XII(b)) and the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $3 million. The limitations set forth in the preceding sentence shall be applied in a manner that will permit awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.
      (b) Grant of Awards. The Committee may from time to time grant Awards to one or more employees or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
      (c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.
VI.     ELIGIBILITY
      Awards may be granted only to persons who, at the time of grant, are employees or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations and restrictions set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award, a Phantom Stock Award, a Director Deferred Stock Unit Award or any combination thereof.
VII.     STOCK OPTIONS
      (a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant.

      (b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
      (c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
      (d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of employment or service as a Director (by retirement, disability, death or otherwise), as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” or “net share exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).
      (e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XII(b), such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
      (f) Restrictions on Repricing of Options. Except as provided in Paragraph XII, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price).

      (g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased upon exercise of the Option and for which certificates of stock have been registered in the Participant’s name.
      (h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
VIII.     RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS
      (a) Forfeiture Restrictions To Be Established by the Committee. Restricted Stock Unit Awards and shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit the units or forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions applicable to an Award shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or continued service as a Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award and each Restricted Stock Unit Award may have different Forfeiture Restrictions, in the discretion of the Committee. In no event shall the Forfeiture Restrictions with respect to a Restricted Stock Award or a Restricted Stock Unit Award lapse in full prior to the expiration of (i) a one-year period following the grant of the Award in the case of Forfeiture Restrictions that lapse upon the attainment of one or more Performance Measures or (ii) a three-year period from the date of grant of the Award in the case of Forfeiture Restrictions which lapse upon other than the attainment of one or more Performance Measures. In the case of a Restricted Stock Award or Restricted Stock Unit Award under which the Forfeiture Restrictions lapse upon the attainment of one or more Performance Measures, the Committee shall establish the Performance Measures applicable to such Award either (i) prior to the beginning of the performance period or (ii) within ninety (90) days after the beginning of the Awards performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that twenty-five percent (25%) of the Awards performance period has elapsed.
      (b) Restricted Stock Award Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant or designated for such Participant on the records of the transfer agent for Common Stock. Each stock certificate issued with respect to a Restricted Stock Award shall bear the following or a similar legend: “The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan and the Restricted Stock Award Agreement entered into between the registered owner and Pier 1 Imports, Inc. A copy of such plan and agreement is on file in the office of Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102.” Unless provided otherwise in a Restricted Stock Award Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award Agreement shall cause a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid at the same time as are paid dividends to stockholders of such class of shares. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Award Agreement made in conjunction with the Award.
      (c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
      (d) Restricted Stock Unit Award Terms and Conditions. A Restricted Stock Unit Award is a right to receive cash or shares of Common Stock based upon a bookkeeping entry referencing a value expressed by reference to shares of Common Stock and subject to forfeiture pursuant to Forfeiture Restrictions. A Participant shall have no right to receive dividends or any other right and privilege of a shareholder with respect to Common Stock which is the measure of a Restricted Stock Unit Award. At the time of grant of a Restricted Stock Unit Award, the Committee may, in its sole discretion prescribe additional terms, conditions or restrictions relating to the Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Unit Award Agreement made in conjunction with the Award.
      (e) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards and Restricted Stock Unit Awards. Except as it would cause Plan failure under Section 409A of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award or any or all Restricted Stock Unit Awards of a Participant which are then still subject to Forfeiture Restrictions and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award or Restricted Stock Unit Awards shall terminate as of such date. Any action by the Committee pursuant to this subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards or Restricted Stock Unit Awards held by any individual Participant. Notwithstanding the preceding provisions of this subparagraph and except as permitted pursuant to paragraph (c) of Section XII regarding a Corporate Change, the Committee may not take any action described in this subparagraph with respect to a Restricted Stock Award or a Restricted Stock Unit Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code or with respect to a Restricted Stock Unit Award that would result in adverse tax consequence of the Award holder under Section 409A of the Code.
      (f) Restricted Stock Award Agreements and Restricted Stock Unit Award Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement, as applicable, setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Award Agreements or Restricted Stock Unit Award Agreements, as applicable, need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of subparagraph (e) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
IX.     PERFORMANCE AWARDS
      (a) Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, whether the Award is to be an Award of shares of Common Stock or a cash Award,

the number of shares of Common Stock subject to or the maximum cash value of the Performance Award, as applicable, and the performance period over which the performance applicable to the Performance Award shall be measured.
      (b) Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the Performance Measures applicable to a Performance Award either (i) prior to the beginning of the performance period or (ii) within ninety (90) days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that twenty-five percent (25%) of the performance period has elapsed. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures and/or provides for a reduction in the value of a Performance Award during the performance period. In no event shall a Performance Award vest in full prior to the expiration of a one-year period following the grant of the Award.
      (c) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.
      (d) Payment. Following the end of the performance period for a Performance Award and in no event later than ten (10) years after the date of grant of such Performance Award, the holder of the Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to or the maximum cash value of the Performance Award, as applicable, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award for a performance period shall be in full immediately following the end of such performance period but in no event later than the fifteenth day of the third calendar month after the later of the calendar year immediately following the calendar year with which or with in which the performance period ends or the taxable year of the Company immediately following the taxable year at the Company with which or within which the performance period ends and may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. If a cash Performance Award is to be paid in shares of Common Stock, the number of shares of such payment shall be determined based upon the Fair Market Value of the Common Stock on the date of payment or such other date as may be specified by the Committee in the Performance Award Agreement.
      (e) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to serve as a Director for the Company at all times during the applicable performance period, except as may be determined by the Committee.
      (f) Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.
X.     PHANTOM STOCK AWARDS
      (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option or a Stock Appreciation Right that is granted in tandem with an Option. Any Phantom Stock Award which is a Stock Appreciation Right shall have a maximum term of ten years and shall represent an Award that measures appreciation or increase in the Fair Market Value of Common Stock only with reference to appreciation over the Fair Market Value of the Common Stock which is the subject of the Award as of the date of grant thereof.
      (b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant; provided, however, no Phantom Stock Award will vest in full prior to the expiration of a three year period from the date of its grant.
      (c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
      (d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide) or upon an exercise by a Participant of a payment right and in no event later than ten (10) years after the date of grant of such Phantom Stock Award, the holder of the Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested or exercised value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum as soon as practicable following vesting or exercise of the Award but in no event later than the fifteenth day of the third calendar month after the later of the calendar year immediately following the calendar year in which such vesting occurred or the taxable year of the Company immediately following the taxable year of the Company with which or within such vesting occurred. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement.
      (e) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to serve as a Director for the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
      (f) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.
XI.     DIRECTOR DEFERRED STOCK UNIT AWARDS
      (a) Director Deferred Stock. A Director Deferred Stock Unit Award provides deferral of part or all of a Director’s Director Compensation Payment into deferred stock units. Director Deferred Stock Unit Awards shall only be available to Directors who are not employees. A Director Deferred Stock Unit Award is a right to receive shares of Common Stock based upon a bookkeeping entry referencing a value expressed by reference to shares of Common Stock. Each Director who is not an employee (other than certain Directors who made irrevocable elections in 1999 not to participate under the Pier 1 Imports, Inc. Deferred Stock Program) shall, in lieu of being paid fifty percent (50%) of a Director Compensation Payment in cash, be awarded deferred stock units in an amount equal to 1.5 times the dollar amount of such Director Compensation Payment divided by the Fair Market Value of a share of Common Stock determined as of the date that such deferred Director Compensation Payment amount would otherwise have been paid to the Director in cash. Any Director who is receiving automatic Director Deferred Stock Unit Awards may elect by executing and filing with the Committee the form prescribed by the Committee for such election to have all or any portion of the remaining fifty percent (50%) of such Director’s Director Compensation Payment credited to such Director in the form of deferred stock units in lieu of being paid to such Director in cash in an amount determined by dividing 1.5 times the amount of cash that would otherwise have been payable with respect to a Director Compensation Payment by the Fair Market Value of a share of Common Stock determined as of the date that such deferred Director Compensation Payment amount would otherwise have been paid to the Director in cash. Any such election shall be made in increments of $1,000 and must be made on or before the December 31 of the calendar year prior to the calendar year in which the services for the Director Compensation Payment which such Director is deferring into deferred stock units will be rendered and any such election shall be irrevocable as of such December 31.
      (b) Dividends. Each time that a dividend is paid on Common Stock (other than a dividend of capital stock of the Company), a Director who is then credited with deferred stock units shall be credited with additional deferred stock units equal to the product of the dividend payment amount (or, if other than in cash, the Fair Market Value thereof) per share multiplied by the number of deferred stock units credited to such Director as of the record date for the dividend, divided by the Fair Market Value of the Common Stock on the dividend payment date.
      (c) Director Deferred Stock Unit Award Payouts. At the time that a Director terminates such Director’s service as a Director, the deferred stock units then credited to such Director shall be exchanged for whole shares of Common Stock which will be distributed to such Director. The value of any fractional share of deferred stock unit shall be paid in cash based upon the Fair Market Value of the Common Stock on the date of the termination of the Director’s service as a Director. The transfer of shares of Common Stock (and payment of cash in lieu of fractional shares) to a Director in payment of such Director’s deferred stock units shall be effected on the first of the month following the ninetieth day after the date such Director terminated such Director’s position as a Director of the Company; provided, however, that such payment and transfer shall be deferred for a period of six (6) months after the date of such termination (or, if earlier, the date of death of the Director following such termination) unless such termination was by reason of any of the events described in Sections 409A(a)(2)(A)(ii), (iii), (iv), (v) or (vi) of the Code if such transfer (or payment) is a transfer (or payment) of amounts which would be considered to be compensation which was deferred after December 31, 2004.
XII.     RECAPITALIZATION OR REORGANIZATION
      (a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
      (b) Subdivision or Consolidation of Shares; Stock Dividends; and Recapitalizations. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock covered by an Award (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.
      (c) Corporate Changes. Before or no later than thirty (30) days after a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion. In exercising its powers to adjust Options as a result of a result of a corporate change pursuant to this subparagraph (c), the Committee shall exercise its best efforts to effect adjustments in a way that does not cause Options to become deferred compensation for purposes of the requirements imposed under section 409(a) of the Code. In the event of a Corporate Change, the Committee, acting at its sole discretion without the consent or approval of any Participant, may cause the Forfeiture Restrictions then remaining applicable with respect to all or selected Restricted Stock Awards or Restricted Stock Unit Awards to lapse as of a date before or after such Corporate Change as specified by the Committee. In the event of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Performance Awards or Phantom Stock Awards, as of a date before or after such Corporate Change specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period. Provisions of this Subparagraph (c) notwithstanding, the Committee may not and cannot take action pursuant to this Subparagraph (c) with respect to Awards which constitute deferred compensation that is subject to Section 409A of the Code unless (i) the Corporate Change in issue is a “change in control event” as such term is described in proposed or final Treasury Regulations promulgated pursuant to Section 409A of the Code and (ii) the action taken by the Committee constitutes an acceleration which is a permissible acceleration under proposed or final Treasury Regulations promulgated pursuant to Section 409A of the Code. Further, nothing in this Subparagraph (c) shall be interpreted to invalidate or otherwise adversely affect any provision in an individual

Award agreement regarding the effect of a Corporate Change upon the Award evidenced by such agreement and the Committee can exercise powers conferred upon the Committee pursuant to this Subparagraph (c) with respect to such Award only in a way which is consistent with and complimentary to any specific Corporate Change provisions of such Award Agreement.
      (d) Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
      (e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
      (f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.
      (g) No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
XIII.     AMENDMENT AND TERMINATION OF THE PLAN
      The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

XIV. MISCELLANEOUS
      (a) No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Restricted Stock Unit, a right to a Performance Award, a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
      (b) No Employment/ Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
      (c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
      (d) Section 409A Acceleration. The Committee may at any time cause the acceleration and payment of an amount under an Award at any time such Award fails to meet the requirements of Section 409A of the Code; provided, however, that the accelerated payment shall not exceed the amount required to be included in income of the Award holder as a result of such failure to comply with the requirements of Section 409A of the Code.
      (e) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
      (f) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee, but in no event can any Award granted hereunder be transferred for value.
      (g) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Pier 1 Imports, Inc.

By:

Gregory S. Humenesky
Executive Vice President, Human Resources

PIER 1 IMPORTS, INC.
100 Pier 1 Place, Fort Worth, Texas 76102
PROXY
     The board of directors solicits this proxy for use at the Annual Meeting of Shareholders, June 22, 2006
     The shareholder whose signature appears on the reverse side of this proxy card hereby appoints MARVIN J. GIROUARD, BRUCE A. CHEATHAM and MICHAEL A. CARTER, and each of them, proxies with full power of substitution, to represent and to vote as set forth on this proxy card all the shares of the common stock of Pier 1 Imports, Inc. held of record by the shareholder on April 24, 2006, at the Annual Meeting of Shareholders to be held at 10:00 a.m. local time on June 22, 2006 at the Fort Worth Club, Trinity Room, 306 West 7th Street, Fort Worth, Texas, and any adjournment thereof.
     This proxy, when properly executed, will be voted in the manner directed by the shareholder. If no direction is made, this proxy will be voted (i) “FOR” the election of the directors nominated, and (ii) “FOR” the proposal to approve Pier 1’s 2006 Stock Incentive Plan.
     You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the board of directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or vote by telephone or the Internet.
(Continued and to be signed and dated on the reverse side)
Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for
Address Change or Comments ☐
SEE REVERSE SIDE
Proposal 1. Election of Directors

FOR	FOR all nominees listed	WITHHOLD
all nominees	immediately below	AUTHORITY
listed	except withhold authority	to vote for all
immediately	for nominee(s) as set forth	nominees listed
below	below as exceptions	immediately below

☐	☐	☐
Nominees: 01 Marvin J. Girouard, 02 James M. Hoak, Jr., 03 Tom M. Thomas, 04 John H. Burgoyne, 05 Michael R. Ferrari, 06 Karen W. Katz and 07 Terry E. London
INSTRUCTIONS: Please mark only one box above. If you mark the middle box, please list your exception(s) by name on the line below.

Exceptions:
Proposal 2. Proposal to approve Pier 1’s 2006 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Proposal 3.	In their discretion, the proxies are authorized to vote as described in the proxy statement and upon such other business as may properly come before the meeting or any adjournment thereof.
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet
http://www.proxyvoting.com/pir
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
Telephone
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
OR
Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
You can view the Annual Report and Proxy Statement on the Internet at www.pier1.com/investorrelations.